Exhibit 21.1

List of Subsidiary Companies

Channel Services S.A., a Swiss company

Chuanmei Information Technology (Shanghai) Co., Ltd., a PRC wholly-owned foreign enterprise

Collaborative Content LLC, a Maryland limited liability company

CNET Investments, Inc., a Delaware company

CNET Korea Inc., a Korean company

CNET Marketplaces, Inc. a Delaware company

CNET Networks Asia Pacific Pte Ltd, a Singapore company

CNET Networks Australia Pty Ltd., an Australian company

CNET Networks Deutschland GmbH, a German company

CNET Networks (France) SAS, a French company

CNET Networks Japan KK, a Japanese company

CNET Networks Korea Inc., a Korean company

CNET Networks UK Limited, a United Kingdom company

CNET Subsidiary BC, Inc., a British Columbia [Canada] company

dFactory SARL, a Swiss company

ExactChoice Corporation, a California company

INET Centric Finance Inc., a Delaware company

Orange Ball Networks Subsidiary PRC, Inc., a Delaware company

PC Home Cayman Ltd, a Cayman Islands company

Twofold Photos, Inc., a California company

ZD (Tianjin) Computer Information Technology Co., Ltd., a Chinese company